UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

October 29, 2014

United Bankshares, Inc.

(Exact name of registrant as specified in its charter)

West Virginia	No. 0-13322	55-0641179
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 United Center

500 Virginia Street, East

Charleston, West Virginia 25301

(Address of Principal Executive Offices)

(304) 424-8800

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition

On October 29, 2014, United Bankshares, Inc. (“United”) announced its financial results for the third quarter and first nine months of 2014. A copy of the press release is attached as Exhibit 99.1 to this report. The press release is being furnished under Item 2.02 of this Form 8-K.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b) After 42 years of service, Steven E. Wilson, Chief Financial Officer of United Bankshares, Inc. (“United”) and United Bank, Inc. (the “Bank”), an indirectly-owned subsidiary of United, will retire effective December 31, 2014. Effective January 1, 2015, Mr. Wilson will become an independent contractor who will provide certain consulting services to United on a significantly reduced basis. The terms of a consulting agreement have yet to be determined.

(c) W. Mark Tatterson, age 39, Executive Vice-President of United will succeed Mr. Wilson, effective January 1, 2015. Mr. Tatterson has served as an Executive Vice-President of United since 2011. Mr. Tatterson has been responsible for overseeing the day-to-day Finance, Accounting and Treasury functions and has reported to the Chief Financial Officer since 2005. Mr. Tatterson has also served as a Senior Vice President of the Bank since 2010. Mr. Tatterson joined the Bank in 1997 as a Commercial Credit Analyst. He was promoted to a Credit Officer of the Bank in 1998 and eventually to Vice President of Credit in 2003. Mr. Tatterson then moved to the Treasury area of the Company in 2005 as Vice President of Treasury.

There are no family relationships between Mr. Tatterson and any director or executive officer of the Company. There are no transactions in which Mr. Tatterson has an interest that are required to be disclosed under Item 404(a) of Regulation S-K.

Item 9.01. Financial Statements and Exhibits

(c) The following exhibits are being furnished herewith:

99.1	Press Release, dated October 29, 2014, issued by United Bankshares, Inc.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED BANKSHARES, INC.

Date:	October 29, 2014	By:	/s/ Steven E. Wilson
Steven E. Wilson, Executive Vice President,
Treasurer, Secretary and Chief Financial Officer